UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10990 Wilshire Blvd., Suite 1220, Los Angeles, CA  90024
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 310- 477-7787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 11, 2008, EMVELCO Corp. (the “Company”) entered into a Services Agreement with Mehmet Haluk Undes (the “Undes Services Agreement”) pursuant to which the Company engaged Mr. Undes for purposes of assisting the Company in identifying, evaluating and structuring mergers, consolidations, acquisitions, joint ventures and strategic alliances in Southeast Europe, Middle East and the Turkic Republics of Central Asia. Pursuant to the Undes Services Agreement, Mr. Undes has agreed to provide us services related to the identification, evaluation, structuring, negotiating and closing of business acquisitions, identification of strategic partners as well as the provision of legal services. The term of the agreement is for five years and the Company has agreed to issue Mr. Undes 525,000 shares of common stock that shall be registered on a Form S8 no later than July 1, 2008.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Services Agreement dated June 11, 2008 by and between EMVELCO Corp. and Mehmet Haluk Undes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	June 12, 2008
Los Angeles, California